                                                                    EXHIBIT 6(a)



                          PROGRESSIVE ASSET MANAGEMENT
                        STOCK OPTION AND INCENTIVE PLAN


SECTION 1. PURPOSE.

     The purpose of the plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting personnel capable of assuring the future success of the Company, by offering such personnel incentives to put forth maximum efforts for the success of the Company's business, and by affording such personnel an opportunity to acquire a proprietary interest in the Company.

SECTION 1. DEFINITIONS.

     As used in the plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the committee.

     (b) "Award" shall mean any stock purchase, option, or restricted stock granted under the plan.

     (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any award granted under the plan.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (e) "Committee" shall mean a committee of the board of directors of the Company designated by such board to administer the plan, which shall consist of members appointed from time to time by the chairman of the board of directors and shall be comprised of not fewer than such number of directors as shall be required to permit the plan to satisfy the requirements of Rule 16b-3. At such time as the company first registers a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended, each member of the committee shall be a "disinterested person" within the meaning of Rule 16b-3. Each member of the committee shall be an "outside director" within the meaning of Section 162(m) of the Code.

     (f) "Company" shall mean PROGRESSIVE ASSET MANAGEMENT INC., a California corporation, and any successor corporation.

     (g) "Eligible Person" shall mean any persons (as determined by the committee) providing services to the Company or any affiliate who the committee determines to be an eligible person. A non-employee director shall not be an eligible person.

     (h) "Employee Stock Purchase" shall mean stock purchased pursuant to options granted under section 6.1(b) of the plan.

     (i) "Fair Market Value" shall mean with respect to any shares or options, the fair market value determined by such methods or procedures shall be established from time to time by the committee.

     (j) "Incentive Stock Option" shall mean an option granted under Section 6.1(c) of the plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     (k) "Non-Employee Director" shall have the meaning provided in Section 6.1 of the plan.

     (l) "Non-Qualified Stock Option" shall mean an option granted under
     Section 7.3 of the plan that is not intended to be incentive stock option.

     (m) "Option" shall mean an incentive stock option or a non-qualified stock option.

     (n) "Participant" shall mean an eligible person designated to be granted an award under the plan.

     (o) "Person" shall mean any individual, corporation, partnership, association or trust.

     (p) "Plan" shall mean this stock incentive plan, as amended from time to time.

     (q) "Restricted Stock" shall mean any share granted under Section 6.2 of the plan.

     (r) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

     (s) "Shares" shall mean shares of common stock of the Company.

SECTION 3. ADMINISTRATION.

     Power and Authority of the Committee. The plan shall be administered by the committee. Except as provided in Section 7 and subject to the express provisions of the plan and to applicable law, the committee shall have full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to each participant under the plan; (iii) determine the number of shares to be covered by each award; (iv) determine the terms and conditions of any award or award agreement; (v) amend the terms and conditions of any award or award agreement and accelerate the exercisability of options or the lapse of restrictions relating to restricted stock awards; (vi) determine whether, to what extent and under what circumstances awards may be exercised in cash, shares, or other securities, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under with circumstances cash, shares, and other amounts payable with respect to an award under the plan shall be deferred either automatically or at the election of the holder thereof or the committee;
(viii) interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the plan; and (x) make any other determination and take any other action that the committee deems necessary or desirable for the administration of the plan. Unless otherwise expressly provided in the plan, all designations, determinations, interpretations and other decisions under or with respect to the plan or any award shall be within the sole discretion of the committee, may be made at any time and shall be final, conclusive and binding upon any participant, any holder or beneficiary of any award and any employee of the Company or any affiliate.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

     (a) Shares Available. The number of shares available for granting awards under the plan shall be 200,000. Shares to be issued under the plan shall be authorized but unissued shares (including without limitation shares reacquired and restored to the status of authorized but unissued shares). If any shares covered by an award or to which an award relates are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the plan with respect to such award, to the extent of any such forfeiture or termination, shall again be available for grants under the plan.

     (b) Accounting for Awards. For purposes of this Section 4, if an award entitles the holder thereof to receive or purchase shares, the number of shares covered by such award or to which such award relates shall be counted on the date of grant of such award against the aggregate number of shares available for grants under the plan.

     (c) Awards Limitation Under the Plan. No eligible person may be granted any award or awards under the plan or more than 5,000 shares, in the aggregate, in any calendar year. Furthermore, no more than 50,000 shares, in the aggregate, may be issued under the plan in the form of restricted stock.

SECTION 5. ELIGIBILITY

     Any eligible person, including any eligible person who is an officer or director of the Company or any affiliate, shall be eligible to be designated a participant. In determining which eligible persons shall receive an award and the terms of any awards, the committee may take into account the nature of the services rendered by the respective eligible persons, their present and potential contributions to the success of the Company, and such other factors as the committee, in its discretion shall deem relevant. Notwithstanding the foregoing, and incentive stock option shall not be granted to an employee of an affiliate unless such affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.


SECTION 6. AWARDS.

     6.1 (1) Options. Generally. Effective January 1, 1995, the committee is hereby authorized to grant options to participants subject to terms and conditions set forth below, and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine.

     (i) Exercise Price. The purchase price per share purchasable under an option shall be determined by the committee; provided, however, that except as provided in section 6.1(b)(iii), such purchase price shall not be less than 100 percent of the fair market value of a share on the date of grant of such option and in the case of options granted to holders of ten percent or more of the company's common stock, shall be at least 110% of the fair market value of a share on the date of grant of such option.

     (ii) Holding Period. Shares purchased under this plan shall be held for three years after the exercise date.

     (iii) Method of Exercise. The committee shall determine the method or methods by which, and the form or forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

     (iv) Death. If an optionee shall die while an employee or consultant of the Company or within three months after termination of his or her employment or engagement with the Company because of permanent disability or retirement, his or her options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or such termination of employment or engagement, by the person or person to whom the optionee's rights under the option pass by will or applicable law, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, but not later than the expiration date specified in the option agreement or one year after the optionee's death, whichever date is earlier.

     (v) Disability. If an optionee's employment or engagement by the Company terminates because of permanent disability or retirement and such optionee has not died within the following three months, he or she may exercise his or her options, to the extent that the optionee shall have been entitled to do so at the date of the termination of his or her employment or engagement, at any time, or from time to time, but not later than the expiration date specified in the option agreement or three months after termination of employment or engagement, whichever date is earlier.

     (vi) Termination. If an optionee's employment or engagement terminates for any reason other than death, permanent disability or retirement, all right to exercise his or her options shall (except as the Committee may determine generally or in a particular case) terminate at the date of such termination of employment or engagement.

     (vii) Forfeiture. Option rights shall be suspended by the committee immediately upon receipt of notice of any proposed disciplinary action against an optionee until the issue has been resolved to the satisfaction of the Company. The committee may in its discretion cancel or revoke any of the options granted by the Company to an optionee if such optionee is terminated by the Company for good cause.

     (viii) Incentive stock options. Each option agreement which provides for the grant of an Incentive Stock Option shall contain such terms and conditions as the Committee may determine to be necessary or desirable to qualify such option as an Incentive Stock Option within the meaning of section 422 of the Code.

     (b) Employee Stock Purchase. Eligible employees may participate in a stock purchase plan conforming to section 423 of the code under the following conditions:

     (i) Eligibility. Employees who have worked 2000 hours or more during a continuous 24 month period are eligible to participate. Employees who own, or after granting of options will own, 5% or more of the voting shares shall not be eligible to participate.

     (ii) Allocation. On January 1, after the close of any fiscal year that the net income of the company exceeds 2% of revenues, and revenues grow by 10% or more, each eligible employee shall be granted options to purchase shares worth 1% of the employee's previous calendar year's pay. In any year that the net income of the company exceeds 5% of revenues, and revenues grow by 15% or more, each eligible employee shall be granted options to purchase shares worth 2% of the employee's previous calendar year's pay. In no case may the options granted in any year to any employee exceed in the aggregate $25,000 in value.

     (iii) Exercise Price. The purchase price per share purchasable under this section (b) shall not be less than 85 percent of the fair market value of a share on the date of grant of such option.

     (iv) Vesting and Exercise Period. Options are exercisable six months after the grant date and expire two years after the grant date, or on resignation or termination of employment, whichever is earlier. Ownership of all shares purchased hereunder vests one year after exercise of the options or two years after the grant date, whichever is later.

     (c) Discretionary Stock Options. Eligible Key employees, officers, directors, advisors, and consultants may, at the discretion of the committee, participate in a stock option plan under the following conditions:

     (i) Eligibility. Key employees, officers, and directors, who have been employed for at least two years, and independent advisors and consultants, are eligible to participate, provided that they are ineligible to participate under section 7.3.

     (ii) Allocation. On January 1, after the close of any fiscal year that the net income of the company exceeds 2% of revenues, and revenues grow by 10% or more, each eligible person may be granted options to purchase shares from a pool of shares worth 2% of the previous year's profit as determined by the committee. In any year that the net income of the company exceeds 5% of revenues, and revenues grow by 15% or more, each eligible person may be granted options to purchase shares from a pool of shares worth 5% of the previous year's profit as recommended by the committee. The committee shall consider individual performance, contribution to increase company revenue or profit, completion of special projects, or other exceptional work.

     (iii) Vesting and Exercise Period. Options are exercisable two years after the grant date and expire five years after the grant date, or upon resignation or termination, whichever date is earliest. Ownership of all shares purchased hereunder vests three years after exercise of the options.

     (d) Retroactive Stock Options. Eligible employees, officers, directors, advisors, and consultants may, at the discretion of the committee, participate in a stock option plan under the following conditions:

     (i) Eligibility. Employees, officers, and directors, who were employed by the company on December 31, 1993, and independent advisors and consultants who rendered services prior to the effective date of this plan are eligible to participate, provided that they are ineligible to participate under section 7.3.

     (ii) Allocation. Each eligible person may be granted options to purchase shares worth 2% of the person's pay for each of the 1991, 1992, and 1993 calendar years, or in the case of independent advisors and consultants, options to purchase shares worth an amount determined by the committee.

SECTION 5. ELIGIBILITY

      Any eligible person, including any eligible person who is an officer or director of the Company or any affiliate, shall be eligible to be designated a participant. In determining which eligible persons shall receive an award and the terms of any awards, the committee may take into account the nature of the services rendered by the respective eligible persons, their present and potential contributions to the success of the Company, and such other factors as the committee, in its discretion shall deem relevant. Notwithstanding the foregoing, and incentive stock option shall not be granted to an employee of an affiliate unless such affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 6. AWARDS.

      6.1 (a) Options, Generally. Effective January 1, 1995, the committee is hereby authorized to grant options to participants subject to terms and conditions set forth below, and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine.

      (i) Exercise Price. The purchase price per share purchasable under an option shall be determined by the committee; provided, however, that except as provided in section 6.1(b) (iii), such purchase price shall not be less than 100 percent of the fair market value of a share on the date of grant of such option and in the case of options granted to holders of ten percent or more of the company's common stock, shall be at least 110% of the fair market value of a share on the date of grant of such option.

      (ii) Holding period. Shares purchased under this plan shall be held for three years after the exercise date.

      (iii) Method of Exercise. The committee shall determine the method or methods by which, and the form of forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

      (iv) Death. If an optionee shall die while an employer or consultant of the Company or within three months after termination of his or her employment or engagement with the Company because of permanent disability or retirement, his or her options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or such termination of employment engagement, by the person or person to whom the optionee's rights under the option pass by will or applicable law, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, but not later than the expiration date specified in the option agreement or one year after the optionee's death, whichever date is earlier.

     (iii) Vesting and Exercise Period. Options are exercisable on the grant date and expire five years after the grant date, or upon resignation or termination, whichever date is earliest. Ownership of all shares purchased hereunder vests three years after the exercise of the options.

     6.2 (a) Restricted Stock Grants. The committee is hereby authorized to grant awards of restricted stock to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine:

     (i) Restrictions. Shares of restricted stock shall be subject to such restrictions as the committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the committee may deem appropriate.

     (ii) Stock Certificates. Any restricted stock granted under the plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock.

     (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the committee, upon termination of employment (as determined under criteria established by the committee) during the applicable restriction period, all shares of restricted stock at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock. Any share representing restricted stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

     (b) Retroactive Stock Grant. Effective January 1, 1995, eligible employees, officers, directors, advisors, and consultants may, at the discretion of the committee, participate in a stock grant plan under the following conditions:

     (i) Eligibility. Employees, officers, and directors, who were employed by the company prior to January 1, 1994, and independent advisors and consultants who rendered services prior to the effective date of this plan are eligible to participate, provided that they are ineligible to participate under section 7.

     (ii) Allocation. Each eligible person employed prior to January 1, 1994, may be granted an award of restricted shares worth 1% of the person's pay for each of the 1991, 1992, and 1993 calendar years, or in the case of independent advisors and consultants, an award of restricted shares worth an amount determined by the committee.

     6.3  General Award Provisions.

     (a) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

     (b) Forms of Payments Under Awards. Subject to the terms of the plan and of any applicable award agreement payments or transfers to be made by the Company or an affiliate upon the grant exercise or payment of an award may be made in such form or forms as the committee shall determine and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

     (c) Limits on Transfer of Awards. No award and no right under any such award shall be transferable by a participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the committee, a participant may, in the manner established by the committee
(i) designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant, or (ii) transfer an award (other than an incentive stock option) to any member of such participant's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rules or regulation) or to a trust who beneficiaries are members of such a participant's "immediate family". Each award or right under any award shall be exercisable during the participant's lifetime only by the participant, or by a member of such participant's immediate family or a trust for members of such immediate family pursuant to a transfer as described above, or if permissible under applicable law, by the participant's guardian or legal representative. No award or right under any such award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

     (d) Restrictions: Securities Exchange Listing. All certificates for shares delivered under the plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the committee may deem advisable under the plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any shares covered by an award unless and until such shares or other securities have been admitted for trading on such securities exchange.

SECTION 7. AWARDS TO NON-EMPLOYEE DIRECTORS.

     7.1 Eligibility. If this plan is approved by the shareholders of the Company at the special meeting of the shareholders in 1995 (the 1995 special meeting), shares of restricted stock and options shall be granted automatically under the plan to each member of the board of directors who is not an employee of the Company or of any affiliate of the Company (a non-employee director) under the terms and conditions contained in this Section 7. The authority of the committee under this Section 7 shall be limited to the ministerial and non-discretionary matters.

     7.2 Award of Restricted Stock. Upon the date of the 1994 annual meeting, each non-employee director in office following the meeting shall receive an award of 1,000 shares of restricted stock for each of the prior years that the director held office as a non-employee director. These shares shall vest in two equal installments, on the dates of the annual shareholders meeting in each of the two succeeding years, if such director remains in office immediately following such meeting. In the event that any director is not nominated for reelection, all restricted shares so awarded which have not then vested shall immediately vest in full upon the director's retirement from the board. Subsequent to the date of the 1994 annual meeting, each non-employee director shall, upon the date of his or her re-election to the board, receive an award of 500 shares of restricted stock subject to the same vesting restrictions. If a director ceases to be a director prior to the date on which the award is fully vested for any other reason, any uninvested portion of the award shall terminate and be irrevocably forfeited. Except as otherwise provided in this section, such awards shall be subject to Section 6.2(a), 9 and 10 of this plan.

     7.3 Option Grants. Upon the date of the 1994 annual meeting, each non-employee director in office following the meeting shall be granted an option to purchase 1,000 shares for each of the 1991, 1992, and 1993 years that the director was in office following the annual meetings as a non-employee director. Each non-employee director shall be granted an option to purchase 500 shares on the date of the annual meeting of shareholders each year, commencing with the 1994 annual meeting, if the director will remain in office immediately following such meeting. The exercise price of each option shall be equal to 100 percent of the fair market value per share on the date of grant. Such options shall be non-qualified stock options, shall become exercisable six months after the date of grant, and shall terminate on the sixth anniversary of the date of grant, unless previously exercised or terminated. Except as provided in this section 7.3, such options shall be subject to the terms and conditions of Sections 6.1(a), 9 and 10 of the plan and to other standard terms and conditions contained in the form of non-qualified stock option used by the Company from time to time. Such options shall also terminate three months following the date upon which the participant ceases to be a director of the Company except that:

     (i) In the event that a director who is granted an option shall cease to be a director of the Company by reason of such director's willful and material misconduct, the option shall terminate as of the date of such misconduct, and

     (ii) If a director who is granted an option shall die while a director of the Company for any reason other than willful and material misconduct, or if such director ceases to be a director of the Company by reason of his or her disability, and he or she shall not have fully exercised the option, the option may be exercised at any time within 12 months after such director's death, or 12 months after cessation of directorship, by such director's legal representatives, or devisees, but only to the extent of the full number of shares such director was entitled to purchase under the option on the date of death or cessation of directorship.

7.4 Amendments to Section 7. The provisions of this Section 7 may not be amended more often than once every six months other than to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the respective rules promulgated under either statute.

SECTION 8. AMENDMENT AND TERMINATION: ADJUSTMENTS.

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the plan:

     (a) Amendments to the Plan. The board of directors of the Company may amend, alter, suspend, discontinue or terminate the plan; provided, however, that, notwithstanding any other provision of the plan or any award agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

     (i) would cause Rule 16b-3 to become unavailable with respect to the plan if at such time the Company has a class of equity securities registered under
Section 12 of the Securities Exchange Act of 1934, as amended;

     (ii) would cause the Company to be unable, under the Code, to grant incentive stock options under the plan.

     (b) Waivers. The committee may waive any conditions of or rights of the Company under any outstanding award, prospectively or retroactively.

     (c) Limitations on Amendments. Neither the committee nor the Company may amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, without the consent of the participant or holder or beneficiary thereof, except as otherwise provided herein or in the award agreement.

     (d) Correction of Defects, Omissions and Inconsistencies. The committee may correct any defect, supply any omission or reconcile any inconsistency in the plan or any award in the manner and to the extent it shall deem desirable to carry the plan into effect.

SECTION 9. INCOME TAX WITHHOLDING.

     In order to comply with all applicable federal or state income tax laws or regulations, the committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation the establishment of policies to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a participant, are withheld or collected from such participant. In order to assist a participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an award, the committee, in its discretion and subject to such additional terms and conditions as to may adopt, may permit the participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the payment or transfer otherwise to be made upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes or (ii) delivering to the company shares or other property other than shares issuable upon exercise with a fair market value equal to the amount of such taxes. The election, if any, must be on or before the date that the amount of tax to be withheld is determined.

SECTION 10. GENERAL PROVISIONS.

     (a) No Rights to Awards. No eligible person, participant or other person shall have any claim to be granted any award under the plan, and there is no obligation for uniformity of treatment of eligible persons, participants or holders or beneficiaries of awards under the plan. The terms and conditions of awards need not be the same with respect to any participant or with respect to different participants.

     (b) Award Agreements. No participant will have rights under an award granted to such participant unless and until an award agreement shall have been duly executed on behalf of the company and, if requested by the Company, signed by the participant.

     (c) No limit on other Compensation Arrangements. Nothing contained in the plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment. The grant of an award shall not be construed as giving a participant the right to be retained in the employ of the Company or any affiliate, nor will it affect in any way the right of the Company or the affiliate to terminate such employment at any time, with our without cause. In addition, the Company or an affiliate may at any time dismiss a participant from employment free from any liability or any claim under the plan, unless otherwise expressly provided in the plan or in any award agreement.

     (e) Governing Law. The validity, construction and effect of the plan or any award, shall be determined in accordance with the laws of the State of California.

     (f) Severability if any provision of the plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the plan or any award under any law deemed applicable by the committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the committee, materially altering the purpose or intent of the plan or the award, such provision shall be stricken as to the plan or such jurisdiction or award, and the remainder of the plan or any such award shall remain in full force and effect.

     (g) No trust or Fund Created. Neither the plan nor any award shall created or be construed to create a trust or separate fund of any kind or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to an award, such right shall be no greater than the right of any unsecured general creditor of the Company or affiliate.

     (h) No Fractional Shares. No fractional shares shall be issued or delivered pursuant to the plan or any award and the committee shall determine whether cash shall be pain in lieu of any fractional shares of whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (i) Headings. Headings are given to the sections and subsections of the plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

     (j) Other Benefits. No compensation or benefit awarded to or realized by any participant under the plan shall be included for the purpose of computing such participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

SECTION 11. SECTION 16(b) COMPLIANCE.

     The plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time and in all events that plan shall be construed in accordance with the requirements of Rule 16b-3. If any plan provision does not comply with rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The board of directors, in its absolute discretion, may bifurcate the plan so as to restrict, limit or condition the use of any provision of the plan to participant who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioned the plan with respect to other participants.

SECTION 12. EFFECTIVE DATE OF THE PLAN.

     The plan shall be effective as of December 2, 1994, subject to approval by the shareholders of the Company.

SECTION 13. TERM OF THE PLAN.

     Unless the plan shall have been discontinued or terminated as provided in
Section 8(a), the plan shall terminate on December 31, 1999. No award shall be granted after the termination of the plan. However, unless otherwise expressly provided in the plan or in an applicable award agreement, any award therefor granted may extend beyond the termination of the plan, and the authority of the committee provided for hereunder with respect to the plan and any awards, and the authority of the board of directors of the Company to amend the plans, shall extend beyond the termination of the plan.